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                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT
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
                                                              State
                                                               of
                  Company                                 Incorporation
                  -------                                 -------------
         PMC Investment Corporation                           Florida
         Western Financial Capital Corporation                Florida
         First Western SBLC, Inc.                             Florida
         PMC Funding Corp.                                    Florida
         PMC Advisers, LTD                                    Texas
         PMC Capital Corp. 1996-A                             Texas
         PMC Trust 1996-A                                     Delaware
         PMC Capital Limited Partnership                      Delaware
         Asset Investments Holding Series A, L.L.C.           Delaware
         First Western Series 1994-1 L.L.C.                   Delaware







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